EXHIBIT 10(gg)
                                ----------------
                              THE TIREX CORPORATION
                                ----------------

                              CONSULTING AGREEMENT

      Consulting Agreement, made this 28th day of January 1998, to be effective as of January 1, 1997 (the "Effective Date") between The Tirex Corporation, a Delaware corporation (the "Corporation"), and Louis Sanzaro, 1497 Lakewood Road, Toms River, NJ 08755 (the "Consultant").

      Whereas, since the Effective Date, the Consultant has been providing to the Corporation, on the terms set forth herein, the consulting services described in Section 2, of this Agreement;

      Whereas, the Corporation wishes to assure itself of the continued services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide his services to the Corporation for the said period under the terms and conditions hereinafter provided.

      Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.    Employment

      The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation as a consultant in connection with the operation of certain aspects of the business and affairs of the Corporation, for the two-year period which commenced as of the Effective Date and will end on December 31, 1999. The period during which Consultant has, and will continue to, serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

2.    Consulting Services

      The services which the Consultant has rendered since the Effective Date have included, and will, during the balance of the Engagement Period, include, the rendering of advice, opinions, "thands-on" assistance, and, in some cases, effectuation of, the following:


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      (a)   Developing pro-forma financial projections respecting the operations of a TCS-1 Plant ("Plant") and marketing of rubber crumb generated thereby;

      (b) Designing and developing a complete maintenance program for the TCS-1 System to insure continuous operation in compliance with specifications;

      (c) Developing specialized accounting sofiware to be used with all TCS-1 Systems for the purpose on monitoring all financial aspects of operations and for calculation of sales-based royalties due and payable to the Corporation;

      (d) Designing and developing logistics respecting Plant configuration necessary for safe and efficient operations-flow and providing technical and mechanical adjustments to plant set-ups throughout the United States during the Engagement Period;

      (e) Testing new equipment at construction and assembly site, adjusting, and designing modifications to new equipment as required by test results;

      (f) Assist site-planning and installation at operators' sites throughout the United States during the Engagement Period, including providing personnel to "trouble-shoot" and or adjust all newly installed equipment, as required during the Engagement Period.

      (g) Advise Corporation management of pertinent changes and developments respecting new emerging technologies in tire recycling industry;

      (h) Develop and establish a training program for the instruction of operators and their personnel with respect to all aspects of Plant operations.

      All such services are to be performed only upon direct authorization from the Corporation. The Consultant shall have the sole discretion as to the form, manner and place in which the said consulting services shall be rendered. The Consultant shall by this agreement, be prevented and barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever, for or in behalf of persons, in the same business of the Corporation firms or corporations other than the Corporation.

3.    Compensation

3.1 As compensation for all consulting services rendered by the Consultant during the Engagement Period pursuant to this Agreement, the Corporation shall issue to the Consultant:


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      (a)   a total of six hundred thousand shares of the common stock, $.001 par value, of the Corporation, for a per share purchase price of $.001, payment of which, by valuable services rendered, is hereby acknowledged.

      (b) an option to purchase an additional 400,000 shares of the Company's Common Stock, at a per share price of $0._______

      3.2 During the term of this Agreement, the Corporation shall reimburse the Consultant for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Consultant in connection with his duties under this Agreement, provided however, that the Consultant shall not incur expenses during any one month period in excess of US $2,000 without the prior written consent of the Corporation.

4. Secrets

      Consultant agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of the Corporation or any of its affiliates, or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five per cent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafier acquire during the Engagement Period and the three-year period beginning after termination of the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant and his personnel, if any, in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant and his personnel, if any, to anyone, or be otherwise used by them, except in the regular course of business of the Corporation or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by the Corporation or any of its affiliates.

6. Assignment

      This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all


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obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement is personal to the Consultant and shall not be assigned without written consent of the Corporation.

7. Entire Understanding

      This Consulting Agreement contains the entire understanding between the parties and supersedes all prior and collateral communications, reports, agreements, and understandings between the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties. This Consulting Agreement shall apply in lieu of and notwithstanding any specific statement associated with any particular information or data exchanged, and the duties of the parties shall be determined exclusively by the aforementioned terms and conditions.


7. Survival of Certain Agreements

      The covenants and agreements set forth in Articles 4 and 5, hereof and, to the extent applicable, the covenants and agreements set forth in Article 3 hereof, shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect.

9. Notices

      9.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party.

      9.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                              The Tirex Corporation
                              740 St. Maurice, Suite 201
                              Montreal, Quebec
                              Canada H3C 1L5


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      9.3 Any notice to Consultant shall be addressed as follows:

                              Louis Sanzaro
                              1497 Lakewood Road
                              Toms River, NJ 08755

      9.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.


10. Applicable Law

      This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


11. Interpretation

      Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

11. Prior Agreements

      This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                                             THE TIREX CORPORATION

                                             By /s/ Terence C. Byrne
                                                ----------------------------
                                                Terence C. Byrne, President

                                             By /s/ Louis Sanzaro
                                                ----------------------------
                                                Louis Sanzaro, Consultant


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